UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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ELECTRONIC CLEARING HOUSE, INC.
(Name of Registrant as Specified In Its Charter)
INTUIT INC.
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Intuit to Acquire Electronic Clearing House (ECHO) to Expand Offering and
Presence in Fast-Growing Payments Market
MOUNTAIN VIEW, and CAMARILLO, Calif.– Dec. 14, 2006 – Intuit Inc. (Nasdaq: INTU) and Electronic Clearing House Inc.,(Nasdaq: ECHO) have signed a definitive agreement for Intuit to acquire ECHO. Under the terms of the agreement, Intuit will pay $18.75 per share in cash in exchange for each share of ECHO common stock, including shares issuable upon exercise of options. The total purchase price is approximately $142 million on a fully-diluted basis.
     ECHO, based in Camarillo, Calif., is a leading provider of end-to-end payment processing solutions, including check and bank card processing as well as check verification, collection, and guarantee services and automatic clearing house capabilities, or ACH.
     “The acquisition of ECHO will expand Intuit’s reach and capabilities in the fast-growing payments market,” said Steve Bennett, Intuit president and chief executive officer. “It will enhance our leadership position with small and medium-size businesses and help us accelerate growth.”
     With ECHO’s ACH capabilities, Intuit will be able to round out its payment offering with check services. The company will be able to offer solutions to merchants through a single portal, that address the most commonly used payment methods, including credit card, debit card, gift card, check verification/guarantee and check conversion. The combined offerings will be designed to save merchants time and money.
     In addition, the acquisition of ECHO will expand Intuit’s sales and distribution channels and provide relationships with thousands of customers, including larger enterprise customers, such as retail and hotel chains.
     “ECHO’s comprehensive payment processing services, technology platform, and established relationships with customers and partners along with Intuit’ strong brand, innovative products and strong distribution are a winning combination,” said Chuck Harris, ECHO president and chief operating officer. “We also expect that our leading technology solution and our team of payment industry professionals will help the combined company continue to deliver new and innovative products.”

     The transaction is subject to regulatory review, ECHO shareholder approval and other customary closing conditions. The transaction is expected to close in the first quarter of calendar year 2007, at which time ECHO will become a wholly-owned subsidiary of Intuit, and ECHO’s stock will cease trading.
     The executive officers and directors of ECHO entered into voting agreements with Intuit, pursuant to which the executive officers and directors agreed, among other things, to vote their shares of ECHO common stock in favor of the transaction.
     The proposed acquisition was approved by the board of directors of each company. Wedbush Morgan Securities advised ECHO and rendered a fairness opinion in connection with the acquisition.
About ECHO, Inc.
ECHO (www.echo-inc.com) provides a complete solution for the payment processing needs of merchants, banks and collection agencies. ECHO’s services include debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment and check collection.
About Intuit Inc.
Intuit Inc. is a leading provider of business and financial management solutions for small and mid-sized businesses, consumers and accounting professionals. Its flagship products and services, including QuickBooks®, Quicken® and TurboTax® software, simplify small business management and payroll processing, personal finance, and tax preparation and filing. ProSeries® and Lacerte® are Intuit’s leading tax preparation software suites for professional accountants.
Founded in 1983, Intuit had annual revenue of $2.3 billion in its fiscal year 2006. The company has nearly 7,500 employees with major offices in 13 states across the United States, and offices in Canada and the United Kingdom. More information can be found at www.intuit.com.
Forward-Looking Statements
This news release includes forward-looking statements, including those regarding the proposed acquisition of ECHO by Intuit and the anticipated reach, capabilities and opportunities for the combined company, future products and services, expected benefits to merchants and other customers, market opportunities, expected customer base, and the anticipated closing of the transaction. These statements are based on certain assumptions and reflect our current expectations. Statements including words such as “anticipate,” “propose,” “estimate,” “believe” or “expect” and statements in the future tense are forward-looking statements. These forward- looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Some of the factors that could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: the risk that the proposed transaction may not be completed in a timely manner, if at all; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company’s products and services; the risk that the anticipated benefits of the merger may not be realized; and other risks that may impact Intuit’s and ECHO’s businesses, some of which are discussed in the companies’ reports filed with the Securities and Exchange Commission (the “SEC”) under the caption “Risks That Could Affect Future Results” or “Risk Factors” and elsewhere, including, without limitation, Intuit’s Form 10-K for the fiscal year ended July 31, 2006 and ECHO‘s 10-K for the year ended September 30, 2006. Copies of Intuit’s and ECHO‘s filings with the SEC can be obtained on their websites, or at the SEC’s website at www.sec.gov. You can also obtain Intuit’s report through its Web site at http://www.intuit.com/about—intuit/investors and ECHO’s reports through its Web site at http://www.echo-inc.com/investors.html. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. If any of these risks or uncertainties materializes, the acquisition may not be consummated, the potential benefits of the acquisition may not be realized, the operating results of Intuit and ECHO could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and Intuit and ECHO undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.
Additional Information About the Proposed Transaction and Where You Can Find It
In connection with the proposed transaction, ECHO intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF ECHO ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY ECHO WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, when available, and any other documents filed by ECHO with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of ECHO may obtain free copies of the documents filed with the SEC by contacting ECHO Investor Relations at 800-262-3246 ext. 8533, or by email to corp@echo-inc.com. You may also read and copy any reports, statements and other information filed by ECHO with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
ECHO and its executive officers and directors may be deemed to be participants in the solicitation of proxies from ECHO stockholders in favor of the proposed transaction. Certain executive officers and directors of ECHO have interests in the transaction that may differ from the interests of stockholders generally. These interests will be described in the proxy statement when it becomes available.
In addition, Intuit and its executive officers and directors may be deemed to be participants in the solicitation of proxies from ECHO’s stockholders in favor of the approval of the proposed transaction. Information concerning Intuit’s directors and executive officers is set forth in Intuit’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on November 3, 2006, and annual report on Form 10-K filed with the SEC on September 15, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Intuit’s Investor Relations Website at http://www.intuit.com/about__intuit/investors.